Exhibit 10.8




                      RIGHT OF FIRST NEGOTIATION AGREEMENT

          This Right of First Negotiation Agreement dated as of ___________, 2000, by and between AT&T WIRELESS PCS, LLC ("AT&T PCS") and ___________ ("Lender") regarding certain securities of TELECORP PCS, INC. (the "Company") which may be pledged to Lender by certain holders of Class A Voting Common Stock, $.01 par value per share, of the Company (the "Common Stock") issued pursuant to the TeleCorp PCS, Inc. 1998 Restricted Stock Plan (the "Restricted Stock Plan") set forth on Schedule I hereto (collectively, the "Restricted Stockholders").

          WHEREAS, AT&T PCS and others are parties to certain Stockholders' Agreements, set forth on Schedule II, with each of the Restricted Stockholders (collectively, the "Restricted Stockholders' Agreements") pursuant to which, among other things, such parties entered into certain agreements regarding the transfer of the shares of the Company's capital stock owned by each Restricted Stockholder;

          WHEREAS, each Restricted Stockholder may desire to pledge certain Pledged Shares (defined below) to Lender in order to obtain a personal margin loan, and if obtained Lender would be free to sell such Restricted Stockholder's Pledged Shares without restriction (except as set forth herein), in whole or in part, pursuant to certain agreements between Lender and such Restricted Stockholder.

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1. Waiver. AT&T agrees that, notwithstanding any provisions set forth in the Restricted Stockholders' Agreements, each Restricted Stockholder shall be entitled to pledge to Lender, in connection with obtaining a personal margin loan (a "Margin Loan"), up to the amount of shares of Common Stock owned by him which have vested pursuant to the Restricted Stock Plan as of the date such Restricted Stockholder obtains the Margin Loan (collectively, the "Pledged Shares"), and that such financial institution shall be free to sell the Pledged Shares of such Restricted Stockholder to satisfy the Restricted Stockholder's Margin Loan, subject to Lender's obligations in Section 2 below, pursuant to the terms of its agreement(s) with such Restricted Stockholder. Notwithstanding any of the foregoing, the terms and conditions regarding the termination of transfer restrictions set forth in the Restricted Stockholders' Agreements shall remain in full force and effect.

          2. Right of First Negotiation. (a) At any time Lender desires to sell all or any part of any Pledged Shares, Lender shall submit a written offer to sell such shares (the "Offered Shares") to AT&T PCS (the "Offer") by facsimile to the number specified below herein. For the applicable first negotiation period hereinafter set forth, AT&T PCS shall have the exclusive right to negotiate with Lender with respect to the purchase of the Offered Shares; it being understood and agreed that such exclusive right shall not be deemed to be a right of first offer or right of first refusal for the benefit of AT&T PCS and Lender shall have the right to reject any offer made by AT&T PCS during such applicable first negotiation period. AT&T PCS agrees that any offer made by it (other than as provided in clause (1) of Section 2(c)) shall be for a price per share of Common Stock not lower than the average Per Share Market Value for the five (5) Trading Days immediately preceding the date of the offer. "Per Share Market Value" means on any particular date (a) if the Common Stock is listed on The Nasdaq National Market or Nasdaq Small Cap Market or any stock exchange, the closing bid price per share of the Common Stock on such date on The Nasdaq National Market or Nasdaq Small Cap Market or other stock exchange on which the Common Stock is listed or if there is no such price on such date, then the closing bid price per share of the Common Stock on The Nasdaq National Market or Nasdaq Small Cap Market or other stock exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on The Nasdaq National Market or Nasdaq Small Cap Market or any stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market at the close of business on such date, or (c) if the Common Stock is not quoted on the Nasdaq Stock Market, the closing bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is not reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant period, as determined in good faith by AT&T PCS. "Trading Day" means (i) if the Common Stock is listed on The Nasdaq National Market or Nasdaq Small Cap Market or any stock exchange, a day on which the Common Stock is traded on The Nasdaq National Market or Nasdaq Small Cap Market or principal stock exchange on which the Common Stock is listed, or (ii) if the Common Stock is not listed on The Nasdaq National Market or Nasdaq Small Cap Market or any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the Nasdaq Stock Market, or (iii) if the Common Stock is not quoted on the Nasdaq Stock Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices) or (iv) if the Common Stock is not reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), a day on which the Common Stock is quoted in the "Pink Sheet" quotes for such day. AT&T PCS agrees that any offer made by it as provided in clause (1) of Section 2(c) shall be at a price per share of Common Stock equal to the price per share at which the Common Stock is sold to the underwriters in such registered offering.

      (b) Upon the expiration of such applicable first negotiation period, Lender shall have the right (for the applicable offer period hereinafter set forth with respect to each applicable first negotiation period), following the expiration of such applicable first negotiation period, to offer and sell such Offered Shares included in such written notice on such terms and conditions as shall be acceptable to Lender in its sole discretion. If any of such Offered Shares included in such written notice are not sold pursuant to the provisions of this Section prior to the expiration of the applicable offer period, such Offered Shares shall become subject once again to the provision and restrictions hereof.

          (c) If Lender desires to sell any Offered Shares (1) pursuant to a registration of Common Stock of the Company in an underwritten offering that constitutes a bona fide distribution of such Common Stock pursuant to such registration, the applicable first negotiation period shall be ten (10) days and the applicable offer period upon the expiration of such first negotiation period shall be one hundred twenty (120) days, (2) pursuant to Rule 144, the applicable first negotiation period shall be three (3) hours (it being understood and agreed that Lender shall, in addition to providing the Offer by facsimile, use commercially reasonable efforts to contact AT&T PCS by telephone in accordance with the notice provisions hereof) and the applicable offer period upon the expiration of such first negotiation period shall be five (5) business days, and
(3) in any single transaction or series of related transactions to one or more persons which will result in the sale by Lender (together with any other stockholder of the Company, including the Restricted Stockholders, participating in such single transaction or series of related transactions) of not more than ten percent (10%) of the Common Stock of the Company on a fully diluted basis (excluding for such purposes the Company's Series A Preferred Stock), the applicable first negotiation period shall be one (1) business day, so long as the Offer is given to AT&T PCS prior to 9:00 A.M. on the day prior to the date of such proposed sale (it being understood and agreed that Lender shall, in addition to giving written notice of such proposed sale by facsimile, use commercially reasonable efforts to contact AT&T PCS by telephone in accordance with the notice provisions hereof) and the applicable offer period upon the expiration of such first negotiation period shall be ten (10) business days.

          (d) Notwithstanding any of the foregoing, AT&T PCS' rights with respect to the Pledged Shares shall terminate concurrently with and in the same manner as the termination of transfer restrictions set forth in the Restricted Stockholders' Agreements.

          2. Notices. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery by facsimile transmission with an electronic acknowledgement of receipt addressed as follows (or to such other address for a party as shall be specified by like notice):

               If to AT&T PCS:

                  c/o AT&T Wireless Services, Inc.
                  7277 164th Ave., N.E.
                  Redmond, WA  98052
                  Attention:  William W. Hague
                  Telephone:  (425) 580-8416
                  Facsimile:   (425) 580-8405

               If to Lender:

          IN WITNESS WHEREOF, each of the parties has executed this Agreement by its duly authorized officers as of the date first written above.

                                        AT&T WIRELESS PCS, LLC

                                        By
                                           -----------------------------
                                        Its
                                           -----------------------------


                                        [LENDER]


                                        By
                                           -----------------------------
                                        Its
                                           -----------------------------